Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

Select Energy Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate		Amount of Registration Fee
Equity	Class A common stock, $0.01 par value per share	Other	166,859	$7.55	$1,259,785	$ $	92.70 per 1,000,000	$116.79
Total Offering Amounts					$1,259,785			$116.79
Total Fee Offsets								—
Net Fee Due								$116.79

(1)	The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers an aggregate of 166,859 shares of Class A common stock, $0.01 par value per share (the “Registrant Stock”), of Select Energy Services, Inc., a Delaware corporation, which total includes (i) 139,377 shares of Registrant Stock that may be delivered with respect to the Assumed Awards (as defined in the Registration Statement) and future awards under the Nuverra Environmental Solutions, Inc. 2017 Long Term Incentive Plan, as amended from time to time (the “2017 Plan”), and (iii) 27,482 shares of Registrant Stock that may be delivered with respect to future awards under the Nuverra Environmental Solutions, Inc. 2018 Restricted Stock Plan for Directors (the “2018 Plan” and, together with the 2017 Plan, the “Assumed Plans”).
(2)	Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Registrant Stock that may become issuable pursuant to the adjustment provisions of the Assumed Plans.
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price for the 166,859 shares of Registrant Stock being registered pursuant to the Registration Statement is based on a price of $7.55, which is the average of the high and low price per share of Registrant Stock as reported on the New York Stock Exchange on February 17, 2022 (a date within five days prior to the date of the filing of the Registration Statement).